UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2008  (May 23, 2008)

ORE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23317	06-1411336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
610 Professional Drive, Suite 101, Gaithersburg, Maryland	20879
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (240) 361-4400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Item 8.01.     Other Events.

At the annual meeting of stockholders of Ore Pharmaceuticals Inc. (the “Company”) held on May 23, 2008, the Company's stockholders (i) approved an amendment (the “Certificate of Amendment”) to the Company's Amended and Restated Certificate of Incorporation, as amended, to effect a 1-for-5 reverse stock split of the Company's common stock (the “Reverse Stock Split”), (ii) re-elected directors J. Stark Thompson, Ph.D. and Mark Gessler to a term expiring in 2011, and (iii) ratified the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008. The Certificate of Amendment effecting the Reverse Stock Split was effective as of 5:00 p.m. eastern time on May 23, 2008. The Reverse Stock Split is part of the Company's plan to regain compliance with the NASDAQ Global Market minimum closing bid price requirement. Additional details about the reverse stock split are provided in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated as of May 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORE PHARMACEUTICALS INC.

Date:	May 28, 2008	By:	/s/ Philip L. Rohrer Jr.
Philip L. Rohrer Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated as of May 23, 2008